                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          CORSAIR COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

                          CORSAIR COMMUNICATIONS, INC.
                              3408 Hillview Avenue
                           Palo Alto, California 94304

                                  May 10, 1999

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Corsair Communications, Inc., which will be held at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California on Wednesday, June 16, 1999 at 7:30 a.m.

      Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement which you are urged to read carefully.

      If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

      We look forward to seeing you on June 16, 1999.

                                       Sincerely,

                                       /s/ MARY ANN BYRNES

                                       Mary Ann Byrnes
                                       Chief Executive Officer

                          CORSAIR COMMUNICATIONS, INC.
                              3408 Hillview Avenue
                           Palo Alto, California 94304

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                  June 16, 1999

      The Annual Meeting of Stockholders of Corsair Communications, Inc. ("Corsair" or the "Company") will be held at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California on Wednesday, June 16, 1999 at 7:30 a.m. for the following purposes:

            1. To elect two members to the Board of Directors. The Board has nominated the following persons for election at the Annual
                  Meeting: Rachelle Chong and Stephen M. Dow.

            2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

            3. To vote upon the proposed amendments to Corsair's 1997 Stock Incentive Plan to increase the authorized number of shares of common stock available for issuance under such plan from 2,587,633 to 3,337,633 and to change the term of the options granted under the Automatic Option Grant Program from 10 years to 5 years with such options to be fully vested upon grant.

            4. To vote upon the proposed amendment to Corsair's 1997 Employee Stock Purchase Plan to increase the authorized number of shares of Common Stock available for issuance under such plan from 266,667 to 666,667.

            5. To transact such other business which may properly come before the Annual Meeting or any adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 30, 1999 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                          By Order of the Board of Directors

                                          /s/ MARTIN J. SILVER

Dated:  May 10, 1999                      Martin J. Silver
                                          Secretary


ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                          CORSAIR COMMUNICATIONS, INC.
                              3408 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 16, 1999

      The enclosed proxy is solicited on behalf of the Board of Directors of Corsair Communications, Inc., a Delaware corporation ("Corsair" or the "Company"), for use at the annual meeting of stockholders to be held on June 16, 1999, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 7:30 a.m. at the Company's executive offices, 3408 Hillview Avenue, Palo Alto, California. All stockholders of record on April 30, 1999 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about May 10, 1999.

      The mailing address of the principal executive office of the Company is 3408 Hillview Avenue, Palo Alto, California 94304.

                               PURPOSE OF MEETING

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

      On April 30, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 18,120,367 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

      Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3408 Hillview Avenue, Palo Alto, California 94304, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

      The expenses of printing and mailing proxy materials to Corsair stockholders will be borne by Corsair. In addition to the solicitation of proxies by mail, solicitation may also be made by personal interview, telephone, telegraph, or facsimile transmission by certain directors, officers and employees of Corsair or a professional proxy solicitor. Corsair has retained Corporate Investor Communications, Inc. ("CIC") to assist it in the solicitation of proxies for which CIC will receive an estimated fee of $6,000. Corsair has agreed to indemnify CIC and its agents for losses, claims and expense incurred by CIC in conjunction with services provided except to the extent such losses, claims or expenses are the result of CIC's negligence. No additional compensation will be paid to directors, officers or employees of Corsair for such services. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of shares held in their names. Those persons will be reimbursed for their reasonable expenses in forwarding solicitation materials to beneficial owners.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company is currently composed of six members. The Board of Directors is classified into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting of stockholders. At the 1999 meeting, two directors will be elected to hold office for three years or until their successors are elected and qualified. Rachelle Chong and Stephen M. Dow, who are presently serving as directors, have been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for one or more of the nominees or is a broker non-vote, the shares represented by such proxy will be voted for the election of the directors as the Board's nominees. If either nominee is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such candidate as may be nominated by the Board of Directors.

VOTE REQUIRED

      The two candidates receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Corsair. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named above for election to the class whose term expires in 2002, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

NOMINEES

      The following table sets forth information regarding the nominees for director and each other person whose terms of office as a director will continue after the meeting.

                                  YEAR                       CLASS
                              FIRST ELECTED               TERMINATION
NAME                            DIRECTOR          AGE         YEAR                     POSITION
----                          -------------       ---     ------------    -----------------------------------
Mary Ann Byrnes............       1995            42          2001        Chief Executive Officer and Director
Kevin R. Compton(1)........       1994            40          2001        Chairman of the Board and Director
Peter L.S. Currie(1).......       1995            42          2000        Director
Stephen M. Dow(2)..........       1996            43          1999        Director
David H. Ring(2)...........       1995            43          2000        Director
Rachelle Chong.............       1998            39          1999        Director

---------------

(1)   Member of Audit Committee.

(2)   Member of Compensation Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION

      STEPHEN M. DOW. Mr. Dow has served as a Director of the Company since May 1996. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow is a director of Arqule Inc., Citrix Systems, Inc. and Viropharma Incorporated, and is also a director of several privately-held companies.

      RACHELLE CHONG. Ms. Chong has served as a Director of the Company since December 1998. Since February 1998, Ms. Chong has been a partner at Coudert Brothers, an international law firm. From May 1994 to November 1997, Ms. Chong was a Commissioner at the Federal Communications Commission. Ms. Chong was also a partner at the law firm Graham & James from January 1992 to April 1994.

BUSINESS EXPERIENCE OF DIRECTORS WITH TERMS EXPIRING IN 2000

      PETER L.S. CURRIE. Mr. Currie has served as a Director of the Company since December 1995. Mr. Currie is currently Senior Vice President and Chief Financial Officer of Netscape Communications Corporation, an internet and intranet software company, where he has been employed since April 1995. From April 1989 to March 1995, Mr. Currie held various management positions at McCaw Cellular Communications, Inc., a wireless telecommunications carrier, including Executive Vice President of Corporate Development and Chief Financial Officer.

      DAVID H. RING. Mr. Ring has served as a Director of the Company since July 1995. Since April 1996, Mr. Ring has served as Chairman of the Board of Tzabaco Group, Inc., a direct marketing company, and has also served as Chief Executive Officer of Tzabaco Group, Inc. since October 1996. From December 1988 to November 1993, Mr. Ring served as Vice President of Manufacturing for Cisco Systems Inc. where he also served as a Director from November 1993 to November 1995. Mr. Ring was also a Director of Global Village Communication, Inc. from May 1991 to July 1996.

BUSINESS EXPERIENCE OF DIRECTORS WITH TERMS EXPIRING IN 2001

      MARY ANN BYRNES. Ms. Byrnes has served as a Director of the Company since February 1995, as Chief Executive Officer since July 1995 and as President of the Company from December 1994 to February 1999. Before joining Corsair, from June 1987 to November 1994, Ms. Byrnes served at Bay Area Cellular Telephone Company, a wireless telecommunications carrier, as Vice President of Sales and Marketing and Vice President of Operations. Ms. Byrnes holds a BA in economics from Wellesley College and an MBA from Harvard Business School.

      KEVIN R. COMPTON. Mr. Compton has served as Chairman of the Board and a Director of the Company since December 1994 and served as Secretary of the Company from December 1994 to December 1995. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. Mr. Compton is a director of Citrix Systems, Inc., Digital Generation Systems, Inc., Global Village Communication, Inc. and VeriSign, Inc., and is also a director of several privately-held companies.

BOARD MEETINGS AND COMMITTEES

      The Company's Board of Directors met a total of six times and acted by unanimous written consent one time during the year ended December 31, 1998. Mr. Dow attended 100% of the aggregate of (i) the total meetings of the Board and
(ii) the total number of meetings held by all committees of the Board on which he served. Ms. Chong was elected to the Board of Directors in December 1998, and therefore attended only one meeting in 1998.

      The Company has a standing Audit Committee composed of Messrs. Compton and Currie. The Audit Committee met one time in 1998. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

      The Company also has a standing Compensation Committee currently composed of Messrs. Dow and Ring. The Compensation Committee met five times and acted by unanimous written consent 19 times in 1998. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation

Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

DIRECTOR COMPENSATION

      The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. In addition, on the date of each annual meeting of the Company's stockholders, each non-employee director who is a director immediately after such meeting will receive an option to purchase 1,500 shares of Common Stock. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Each grant of 1,500 shares will be exercisable from the date of grant for five years and will be 100% vested upon grant.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends a vote FOR Ms. Chong and Mr. Dow.

                                   PROPOSAL 2

                                   APPROVAL OF
                        SELECTION OF INDEPENDENT AUDITORS

      The Company is asking the stockholders to ratify the selection of KPMG LLP as the Company's independent auditors for the year ending December 31, 1999.

VOTE REQUIRED

      The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP. In the event the stockholders fail to ratify the appointment, the Corsair Board will reconsider its selection. Even if the selection is ratified, the Corsair Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Corsair Board believes such a change would be in Corsair's and its stockholders' best interests.

      Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as Corsair's independent auditors for the year ending December 31, 1999.

                                   PROPOSAL 3

                      APPROVAL OF AN AMENDMENT TO CORSAIR'S
                            1997 STOCK INCENTIVE PLAN

      Stockholders are being asked to consider and vote upon a proposal to ratify and approve certain amendments to Corsair's 1997 Stock Incentive Plan (the "Plan"). The Plan was originally adopted by the Corsair Board on May 27, 1997, and was subsequently approved by the Corsair stockholders on May 27, 1997 and became effective on July 29, 1997 (the "Effective Date").

      The amendments proposed to the Plan were adopted by the Corsair Board on March 25, 1999. These amendments will increase the total number of shares available for issuance under the Plan from 2,587,633 to 3,337,633 shares and to change the term of the options granted under the Automatic Option Grant Program from 10 years to 5 years with such options to be fully vested upon grant.

      The affirmative vote of a majority of the stockholders represented and voting at the Corsair Meeting is required for approval of the amendments to the Plan. The Plan, as amended, will become effective immediately upon approval by Corsair's stockholders at the Corsair Meeting. The following is a summary of the material terms and provisions of the Plan. This summary, however, does not purport to be a complete description of all the provisions of the Plan. Copies of the actual plan document may be obtained by any Corsair stockholder upon written request to the Secretary of Corsair at the corporate offices in Palo Alto, California.

PLAN STRUCTURE

      The Plan is divided into four separate parts:

            _ The Discretionary Option Grant Program, under which eligible individuals in Corsair's employ or service (including officers and other employees, non-employee Corsair Board members and independent consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Corsair Common Stock at an exercise price not less than 85% of their fair market value on the grant date. The granted options may be either incentive stock options which are designed to meet the requirements of Section 422 of the Code or nonstatutory options not intended to satisfy such requirements.

            _ The Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Corsair Board members to purchase shares of Corsair Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

            _ The Stock Issuance Program, under which such individuals may, in the Plan Administrator's discretion, be issued shares of Corsair Common Stock directly, through the purchase of such shares at a price not less than 100% of their fair market value at the time of issuance or as a bonus tied to the past performance of services,

            _ The Salary Investment Option Grant Program under which executive officers and other highly compensated employees may elect to apply a portion of their base salary to the acquisition of special stock option grants

      As of March 31, 1999, approximately 165 officers and employees were eligible to participate in the Discretionary Option Grant Program and the Stock Issuance Program, there are currently five nonemployee directors who will be eligible to receive automatic grants under the Automatic Grant Program, and the Plan Administrator has not activated the Salary Investment Option Grant Program.

PLAN ADMINISTRATION

      The Discretionary Option Grant, Stock Issuance and Salary Investment Option Grant Programs will generally be administered by the Corsair Board or one or more committees appointed by the Corsair Board except


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
that a committee consisting of two or more non-employee directors will administer each of these programs with respect to any person subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Plan Administrator"). The Plan Administrator, will have complete discretion to determine which eligible individuals will receive option grants or stock issuances, the time or times at which such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the vesting schedule to be in effect for the option grant or stock issuance, the maximum term for which any granted option is to remain outstanding and whether an option will be granted as an incentive stock option or a non-statutory stock option under the Federal tax laws. The administration of the Automatic Option Grant Program will be self-executing in accordance with the express provisions of such program. All employees, directors and consultants or independent contractors of Corsair are eligible to receive option grants or stock issuances under the Plan.

ISSUABLE SHARES

      Shares of the Corsair Common Stock will be available for issuance under the Plan. The maximum number of shares of Corsair Common Stock reserved for issuance over the 10 year term of the Plan, measured from the Effective Date of the Plan, will not exceed 3,337,633 shares. Such authorized share reserve is comprised of (i) the number of shares that remained available for issuance under the Plan, including the shares subject to the outstanding options incorporated into the Plan and any other shares that would have been available for future option grant or share issuance under predecessor plans as last approved by the stockholders, plus (ii) an additional 750,000 shares being added to the Plan pursuant to this Proposal. The number of shares of Corsair Common Stock included in the Plan will automatically be increased by an additional two percent of the outstanding number of shares of capital stock of Corsair per year. The share reserve available for issuance under the Plan will be subject to periodic adjustment for changes in Corsair's Common Stock occasioned by stock splits, stock dividends, recapitalizations, conversions or other changes affecting the outstanding Common Stock as a class without Corsair's receipt of consideration.

      Should an option expire or terminate for any reason prior to exercise in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the option not so exercised will be available for subsequent option grants or share issuances under the Plan.

TERMS OF DISCRETIONARY GRANT PROGRAM

      Option Price and Term. The option price per share for incentive stock options will not be less than 100% of the fair market value of each share of Corsair Common Stock issuable under the option on the grant date of such option. The option price per share for nonstatutory stock options may not be less than 85% of the fair market value per share of each share of Corsair Common Stock issuable under the option on the grant date of such option. No option will have a term in excess of 10 years measured from the grant date.

      Valuation. For purposes of establishing the option exercise price for Corsair Common Stock, the "Fair Market Value" per share of the stock on any relevant date will be the closing selling price per share on such date, as quoted on the Nasdaq National Market. If there is no reported selling price for such date, then the closing selling price for the last previous date for which such quotation exists will be determinative of Fair Market Value.

      Vesting of Options. The vesting schedule for each granted option will be determined by the Plan Administrator and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to Corsair's repurchase rights or (iii) exercisable in installments for vested shares over the optionee's period of service. At a minimum, options must vest at a rate of at least 20% each year and must be fully vested at the end of five years.

      Payment. Upon exercise of the option, the option price for the purchased shares will become immediately payable in cash, check or in shares of Corsair Common Stock valued at fair market value on the date of exercise. The option may also be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to Corsair, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable withholding taxes.

      Financial Assistance. The Plan Administrator may assist any optionee (including an officer) in the exercise of one or more outstanding options under the Plan by (i) authorizing a loan from Corsair or (ii) permitting the optionee to pay the option price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event will the maximum credit extended to the optionee exceed the aggregate option price for the purchased shares plus any Federal or State tax liability incurred in connection with the option exercise.

      Termination of Service. Should the optionee cease to remain in Corsair's service while holding one or more options under the Plan, then those options will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant, subject to certain minimum post-service periods. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will, during such limited period, be exercisable only to the extent of the number of shares for which the option is exercisable on the date of the optionee's cessation of service.

      Should the optionee die while holding one or more outstanding options, then the personal representative of the optionee's estate or the person or persons to whom each such option is transferred pursuant to the optionee's will or in accordance with the laws of inheritance will have the right to exercise such option for any or all of the shares for which the option is exercisable on the date of the optionee's cessation of service, less any option shares previously purchased by the optionee prior to death. Such right will lapse, and the option will terminate, upon the earlier of (i) the end of the limited post-service period designated by the Plan Administrator at the time of the option grant or (ii) the specified expiration date of the option term.

      The Plan Administrator will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      Stockholder Rights and Option Assignability. No optionee is to have any stockholder rights with respect to the option shares until such optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for such shares. Options are not assignable or transferable other than by will or by the laws of inheritance following the optionee's death, and the option may, during the optionee's lifetime, be exercised only by the optionee.

      Acceleration. In the event that Corsair is acquired by merger or asset sale, the unvested portion of each outstanding option under the Discretionary Option Grant Program that is not to be assumed by the successor corporation and each outstanding option under the Salary Investment Option Grant Program will automatically vest in full. Similarly, unless Corsair assigns the repurchase rights associated with any unvested shares issued under such programs or the Stock Issuance Program to the successor corporation, such unvested shares will vest in full. Any outstanding options assumed by the successor corporation and shares that remain subject to repurchase rights assigned to the successor corporation will not vest immediately, but will vest in accordance with their original vesting schedule. The Plan Administrator will have the authority under the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will automatically vest in the event the individual's service is terminated, whether involuntarily or through a resignation for good reason, within a specified period (not to exceed 18 months) following (i) a merger or asset sale in which those options are assumed or those repurchase rights are assigned, or (ii) the sale, transfer or disposition of all or substantially all of Corsair's assets (each a "Corporate Transaction"). The Plan Administrator will also have the discretion to provide for the automatic acceleration of options and the lapse of any repurchase rights upon (i) a hostile change in control of Corsair effected by a successful tender offer for more than 50% of Corsair's outstanding voting stock or by proxy contest for the election of Board members or (ii) the termination of the individual's service, whether involuntarily or through a resignation for good reason, within a specified period (not to exceed 18 months) following such a hostile change in control. Pursuant to the terms of the option agreements the unvested portion of the options currently outstanding under predecessor plans will accelerate and such options will terminate and cease to be exercisable upon an acquisition of Corsair by merger or asset sale, unless those options are assumed by the acquiring entity. One-half of the unvested portion of any options assumed by the successor corporation will automatically accelerate upon the involuntary termination of the optionee's service within 18 months following the occurrence of a Corporate Transaction in which the options are assumed or replaced by the successor corporation.

      Stock Appreciation Rights. Stock appreciation rights may be issued in tandem with option grants made under the Discretionary Option Grant Program. The holders of these rights will have the opportunity to elect between the exercise of their outstanding stock options for shares of Common Stock or the surrender of those options for an appreciation distribution from Corsair equal to the excess of (i) the fair market value of the vested shares of Corsair Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. The appreciation distribution may be made in cash or in shares of Corsair Common Stock. There are currently no outstanding stock appreciation rights.

      Cancellation/Regrant. The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program (including options incorporated from predecessor plans), with the consent of the holders of such options, in return for the grant of new options for the same or a different number of option shares with an exercise price per share based upon the fair market value of the Corsair Common Stock on the new grant date.

      On October 2, 1998, the Plan Administrator implemented an option cancellation/regrant program for employees of the Company, excluding the Company's executive officers. Pursuant to that program, each such employee was given the opportunity to surrender his or her outstanding options under the Plan with exercise prices in excess of $3.00 per share in return for a new option grant for the same number of shares but with an exercise price of $2.88 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on the October 2, 1998 grant date of the new option. Options for a total of 423,998 shares with a weighted average exercise price of $13.45 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $2.88 per share exercise price. To the extent the higher-priced option was exercisable for any option shares on the October 2, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares upon the optionee's continuation in service through April 2, 1999. The option will vest for the remaining option shares over the optionee's period of continued service with the Company, except that the date on which the shares under the new option vest shall be that date on which such shares would have vested under the cancelled higher-priced option plus six (6) months.

      On December 15, 1998, the Plan Administrator implemented an option cancellation/regrant program for the executive officers of the Company. Pursuant to that program, each executive officer was given the opportunity to surrender his or her outstanding options under the Plan with exercise prices in excess of $3.00 per share in return for a new option grant for the same number of shares but with an exercise price of $5.13 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on the December 15, 1998 grant date of the new option. Options for a total of 820,561 shares with a weighted average exercise price of $13.65 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $5.13 per share exercise price. To the extent the higher-priced option was exercisable for any option shares on the December 15, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares upon the optionee's continuation in service through November 15, 1999. The option will vest for the remaining option shares over the optionee's period of continued service with the Company, except that the date on which the shares under the new option vest shall be that date on which such shares would have vested under the cancelled higher-priced option plus eleven (11) months.

TERMS OF AUTOMATIC GRANT PROGRAM

      Under the Automatic Option Grant Program, at each annual stockholders meeting each non-employee Corsair Board member will receive an option to purchase 1,500 shares of Corsair Common Stock. Each option granted pursuant to the Automatic Option Grant Program will have an exercise price equal to the fair market value per share of Corsair Common Stock on the grant date and will have a maximum term of 5 years, subject to earlier termination following the optionee's cessation of service on the Corsair Board. The grant of 1,500 shares will be immediately exercisable and 100% vested on the grant date.

TERMS OF STOCK ISSUANCE PROGRAM

      Issue Price. The purchase price per share will not be less than 100% of the fair market value of any share of Corsair Common Stock being issued on the date the Plan Administrator authorizes the issuance.

      Vesting of Shares. The vesting schedule for each share issued will be determined by the Plan Administrator and set forth in the issuance agreement. The shares may be fully and immediately vested upon issuance or may vest in one or more installments, subject to Corsair's repurchase right, over the participant's period of service. At a minimum, shares must vest at a rate of at least 20% per year and must be fully vested at the end of five years.

      Stockholder Rights. The recipient of the share issuance will have full stockholder rights, including voting and dividend rights, with respect to the issued shares, whether or not the shares are vested. However, the recipient may not sell, transfer or assign any unvested shares issued under the Plan, except for certain limited family transfers.

      Repurchase Rights. Should the recipient of unvested shares cease to remain in Corsair's service before vesting in such shares, then those unvested shares are to be immediately surrendered to Corsair for cancellation, and the recipient will have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the recipient for consideration paid in cash or promissory note, Corsair will refund the cash consideration paid for the surrendered shares and cancel the principal balance of the note to the extent attributable to such surrendered shares.

      Payment. Upon issuance of the shares, the issue price for the purchased shares will become immediately payable in cash, in shares of Corsair Common Stock valued at fair market value on the date of issuance, or by promissory note payable to Corsair's order. The promissory note may, at the discretion of the Plan Administrator, be subject to cancellation over the participant's period of service. Shares may also be issued for past or future services, without any cash or other payment required of the participant.

      Acceleration. Corsair has entered into agreements with certain individuals holding unvested shares under the Plan, pursuant to which the vesting of such shares will accelerate in the event the individual's employment is terminated within 18 months after a change in control of Corsair. The change in control events under these agreements include transactions in addition to those in effect for Plan purposes. These agreements assure such individuals that either their services will continue to be required after any such change in control or that they will in fact receive the appreciated value of their outstanding shares despite the change in control.

TERMS OF SALARY INVESTMENT OPTION GRANT PROGRAM

      In the event the Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employee of Corsair selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $10,000 nor more than $50,000. If such election is approved by the Plan Administrator, the officer will be granted, as soon as possible after the start of the calendar year for which the salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the total salary reduction amount by an amount equal to at least one-third and no more than two-thirds (the exact amount to be established by the Plan Administrator) of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to the difference between the amount of the salary reduction agreed to by the optionee for the option and the fair market value of the option shares on the grant date. As a result, upon exercise of the options issued under the Salary Investment Option Grant Program, the optionee will have paid 100% of the fair market value of the option shares as of the grant date through the payment of the exercise price and the agreed salary reduction. The option will become exercisable in a series of twelve (12) equal monthly installments over the calendar year for which the salary reduction is in effect and will become fully exercisable upon certain changes in the ownership or control of Corsair or sale of its assets.

CHANGES IN CAPITALIZATION

      In the event any change is made to the Corsair Common Stock issuable under the Plan by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate structure effected without Corsair's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option.

      Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in connection with such Corporate Transaction, to an actual holder of the same number of shares of Corsair Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the option price payable per share and to number and class of securities available for issuance under the Plan.

      Option grants under the Plan will not affect the right of Corsair to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SPECIAL TAX WITHHOLDING ELECTION

      The Plan Administrator may provide one or more participants in the Plan with the election to have Corsair withhold, from the shares of Corsair Common Stock otherwise issuable upon the exercise of nonqualified options or the vesting of unvested shares, a portion of those shares in satisfaction of the tax liability incurred in connection with their acquisition or vesting. Any election so made will be subject to the approval of the Plan Administrator, and no shares will be accepted in satisfaction of such tax liability except to the extent the Plan Administrator approves the election. Alternatively, one or more participants may be granted the right, subject to Plan Administrator approval, to deliver existing shares of Corsair Common Stock in satisfaction of such tax liability. The withheld or delivered shares will be valued at their then current fair market value.

AMENDMENT AND TERMINATION

      The Board of Directors may amend or modify the Plan in any or all respects whatsoever, subject, however, to the limitation on plan amendments to the Automatic Grant Program. However, no such amendment may adversely affect the rights of existing optionees without their consent and unless otherwise necessary to comply with applicable tax laws and regulations. In addition, the Board may not (i) materially increase the maximum number of shares issuable under the Plan or the number of shares for which automatic grants may be made to nonemployee Board members, except in the event of certain changes to Corsair's capital structure as indicated above, (ii) materially modify the eligibility requirements for option grants or (iii) otherwise materially increase the benefits accruing to participants under the Plan without the approval of Corsair's stockholders.

      The Board may terminate the Plan at any time, and the Plan will in all events terminate on the tenth anniversary of the Effective Date. Each stock option outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grant.

FEDERAL TAX CONSEQUENCES

      Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or nonqualified options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as described below:

      Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

      For Federal tax purposes, dispositions are divided into two categories:
(i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the date the option was exercised over (ii) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then Corsair will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the date the option was exercised over (ii) the exercise price paid for the shares. In no other instance will Corsair be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the date of exercise over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      Special provisions of the Internal Revenue Code apply to the acquisition of Corsair Common Stock under a nonqualified option, if the purchased shares are subject to repurchase by Corsair. These special provisions may be summarized as follows:

            A. If the shares acquired upon exercise of the nonqualified option are subject to repurchase by Corsair at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when Corsair's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date Corsair's repurchase right lapses with respect to such shares over (ii) the exercise price paid for the shares.

            B. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the nonqualified option an amount equal to the excess of (i) the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to Corsair's repurchase right) over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Corsair's repurchase right lapses.

      Corsair will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonqualified option. The deduction will in general be allowed for the taxable year of Corsair in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. Corsair will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of Corsair in which the ordinary income is recognized by the optionee.

      Direct Stock Issuances. The tax consequences of individuals who receive direct stock issuances under the Plan will be substantially the same as the treatment described above for the exercise of nonqualified stock options.

ACCOUNTING TREATMENT

      Option grants with exercise prices less than the fair market value of the option shares on the grant date and direct stock issuances at purchase prices less than the fair market value of the issued shares will result in a compensation expense to Corsair's earnings equal to the difference between such exercise or purchase prices and the fair market value of the shares on the option grant date or (for direct stock issuances) the fair market value on the issue date. Such expense will be recorded by Corsair over the period the optionee or share recipient vests in the option shares or directly-issued shares. Option grants and direct stock issuances to employees at 100% of fair market value will not result in any charge to Corsair's earnings. Whether or not granted at a discount, the number of outstanding options may be a factor in determining Corsair's earnings per share.

      The Financial Accounting Standards Board recently announced its intention to issue an exposure draft of a proposed interpretation of the current accounting principles applicable to equity incentive plans such as the Option Plan. Under the proposed interpretation, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. If the proposed interpretation is adopted, then such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to be charged against Corsair's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Corsair Common Stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price in effect for such rights.

OUTSTANDING OPTION GRANTS UNDER THE PLAN

      The table below shows, as to each of the Company's executive officers named in the Executive Compensation and Other Information Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Option Plan between January 1, 1998 and March 31, 1999, together with the weighted average exercise price payable per share. The number of shares and weighted average exercise price calculations include all options which were granted during the indicated period and subsequently cancelled and regranted at a lower exercise price in Fiscal Year 1998.

                                                                              Weighted
                                                                 Options       Average
                                                                Granted(#)  Exercise Price
                                                                ----------  --------------
Mary Ann Byrnes(1)
      Director and Chief Executive Officer ..................     165,754       $4.49
Thomas C. Meyer(2)
      President and COO .....................................     146,534       $4.21
Martin J. Silver
      Chief Financial Officer and Secretary .................      85,000       $4.25
Donald R. Oestreicher
      Vice President, Engineering ...........................      60,000       $4.07
Evan J. McDowell, Jr.
      Vice President, Sales .................................      73,667       $4.26
All current directors who are not executive officers ........           0       $   0
All current executive officers as a group ...................     938,955       $7.45
All employees, including all current officers who are not
      executive officers, as a group ........................   2,140,048       $6.34

-------------------

(1)   Mary Ann Byrnes resigned as president in February 1999.

(2)   Thomas Meyer was appointed president and COO in February 1999.

      As of March 31, 1999, options covering 1,586,954 shares of Common Stock were outstanding under the Plan, 1,440,925 shares remained available for future option grant or direct issuance (assuming stockholder approval of the increase which forms part of this Proposal), and 309,754 shares have been issued pursuant to the exercise of outstanding options under the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Corsair Board believes that the Plan, as amended, is necessary in order to continue to provide equity incentives to attract and retain the services of key employees, consultants and nonemployee members of the Corsair Board. For this reason, the Corsair Board recommends a vote FOR this proposal. If this proposal is not approved, the number of shares available for issuance will remain at 2,587,633 shares.

                                   PROPOSAL 4

                      APPROVAL OF AN AMENDMENT TO CORSAIR'S
                        1997 EMPLOYEE STOCK PURCHASE PLAN

      Stockholders are also being asked to consider and vote upon a proposal to approve an amendment to Corsair's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan was originally adopted by the Corsair Board on May 20, 1997, and was subsequently approved by the Corsair stockholders on May 27, 1997 and became effective on July 29, 1997.

      The amendment proposed to the Purchase Plan was adopted by the Corsair Board on March 25, 1999, subject to stockholder approval. The amendment will increase the total number of shares available for issuance under the Purchase Plan by an additional 400,000 shares to a total of 666,667.

      The affirmative vote of a majority of the stockholders represented and voting at the Corsair Meeting is required for approval of the amendment to the Purchase Plan. The Purchase Plan, as amended, will become effective immediately upon approval by Corsair's stockholders at the Corsair meeting. The following is a summary of the material terms and provisions of the Purchase Plan. This summary, however, does not purport to be a complete description of the Purchase Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Secretary of Corsair at the corporate offices in Palo Alto, California.

SHARE RESERVE AND PLAN ADMINISTRATION

      The maximum number of shares that may be sold to participants over the term of the Purchase Plan may not exceed 666,667 shares of Corsair Common Stock, assuming stockholder approval of this proposal. As of March 31, 1999, 166,029 shares of Corsair Common Stock had been issued under the Purchase Plan and 500,638 shares will be available for future issuance (assuming stockholder approval of the 400,000 share increase). Appropriate adjustments will be made to
(i) the class and maximum number of securities purchasable under the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant during any one purchase period and (iii) the class and number of securities and the price per share in effect under each outstanding purchase right in order to preserve participant rights should any change be made to the outstanding Corsair Common Stock by reason of any stock dividend, stock split, combination of shares or other similar change affecting the outstanding Corsair Common Stock as a class without the Corsair's receipt of consideration.

      The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The committee as Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan and any outstanding purchase rights.

ELIGIBILITY

      Each individual customarily employed by Corsair or a participating subsidiary for more than 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan upon completion of five months of continuous service. As of March 31, 1999, approximately 165 employees were eligible to participate under the Purchase Plan.

PLAN OPERATION

      The Purchase Plan will be implemented in a series of successive offering periods, each with a maximum duration of 24 months. Individuals who are eligible employees on the start date of any offering period may enter the Purchase Plan on that start date or on any subsequent semi-annual entry date (March 1 or September 1 each year). Individuals who become eligible employees after the start date of the offering period may join the Purchase Plan on any subsequent semi-annual entry date within that period.

      Each participant may, through authorized payroll deductions, contribute up to 10% of base pay (in one percent multiples) during each offering period. However, no participant may purchase more than 7,500 shares of Corsair Common Stock during any one offering period nor more than $25,000 worth of Corsair Common Stock

(based upon the value of the Corsair Common Stock at the time the offering period begins) for each calendar year the purchase right remains outstanding.

      The purchase price will be equal to the lesser of (i) 85% of the fair market value per share of Corsair Common Stock on the last business day immediately preceding the start date of the offering period or (ii) 85% of the fair market value per share of Corsair Common Stock on each semi-annual date the purchase right is exercised during that offering period. Should the fair market value of Corsair Common Stock on any semi-annual purchase date be less than the fair market value of the Corsair Common Stock on the first day of the offering period, then the current offering period will automatically end and a new 24-month offering period will begin, based on the lower fair market value.

      The fair market value of the Corsair Common Stock on any relevant date will be the closing selling price per share on such date as reported on the Nasdaq National Market System. As of March 31, 1999 the fair market value per share of Common Stock was $5.125, based on the closing selling price per share on such date on the Nasdaq National Market System.

      No participant will have any stockholder rights with respect to the shares covered by his or her outstanding purchase right until the shares are actually purchased on his or her behalf. No purchase right will be assignable or transferable except by will or by the laws of descent and distribution following the participant's death. Accordingly, during the participant's lifetime, the purchase right will be exercisable only by the participant.

      In the event all or substantially all of the assets or outstanding capital stock of Corsair is sold by means of a sale, merger or other reorganization in which Corsair will not be the surviving corporation, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction.

      The purchase right of a participant will cease to accrue automatically in the event the participant ceases to be an employee of Corsair, and any payroll deductions collected from such individual during the fiscal semi-annual in which such termination occurs will, at participants election, either (i) be refunded to participant or (ii) held for the purchase of shares on the semi-annual purchase date immediately following the cessation of employment. A participant may also terminate his or her outstanding purchase right at any time prior to the last five (5) business days of a semi-annual period and receive a refund of all payroll deductions not yet applied to the purchase of Common Stock on his or her behalf.

AMENDMENT AND TERMINATION

      The Purchase Plan will terminate upon the earlier of (i) the last business day in July 2007, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, or (iii) the date on which all purchase rights are exercised in connection with an acquisition of Corsair. However, Corsair has specifically reserved the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Purchase Plan immediately following any semi-annual purchase date. If such right is exercised by Corsair, then the Purchase Plan will terminate in its entirety, and no further purchase rights will be granted or exercised thereunder.

      The Corsair Board may amend or modify the provisions of the Purchase Plan at any time. However, the Corsair Board may not, without stockholder approval,
(i) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares which any one participant may purchase during a single offering period, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

      The Purchase Plan is intended to be a qualified plan under Section 423 of the Code. Accordingly, the Participant will not recognize any taxable income at the time one or more shares of Corsair Common Stock are purchased on his/her behalf on any semi-annual purchase date under the Purchase Plan.

ACCOUNTING TREATMENT

      All of the existing accounting rules for employee stock benefit plans are currently being reviewed by the Financial Accounting Standards Board. Accordingly, the accounting treatment for stock issuances under the Purchase Plan may change significantly in the future.

PURCHASES UNDER THE PLAN

      The table below shows, as to the Named Executive Officers and as to the various indicated groups, the following information with respect to stock issuances during fiscal 1997, 1998 and during the first quarter of 1999, plus stock issuances under the Purchase Plan to the extent currently known or determinable: (i) the number of shares of Corsair Common Stock and (ii) the weighted average purchase price per share.

                                                      Fiscal 1997 and 1998
                                                     and First Quarter 1999
                                                   --------------------------
                                                                     Weighted
                                                                     Average
                                                   Shares            Purchase
                                                     (#)              Price
                                                   -------           --------
MARY ANN BYRNES(1) .............................     2,303            $ 7.08
Director and Chief Executive Officer

THOMAS C. MEYER(2) .............................       595            $12.75
President and COO

MARTIN J. SILVER ...............................       700            $12.75
Chief Financial Officer and Secretary

DONALD R. OESTREICHER ..........................       666            $12.75
Vice President, Engineering

EVAN J. MCDOWELL, JR. ..........................     1,809            $ 6.24
Vice President, Sales

All current executive officers as a group
(8 persons) ....................................    10,554            $ 7.90

All employees, including all current officers
who are not executive officers, as a group
(124 persons) ..................................   159,956            $ 5.33

--------------
(1)   Mary Ann Byrnes resigned as president in February 1999.

(2)   Thomas Meyer was appointed president and COO in February 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors believes that the amendment to the Purchase Plan is necessary in order to continue to provide meaningful equity incentives to attract and retain the services of valued employees. For this reason, the Board of Directors recommends that the stockholders vote FOR this proposal.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999, by all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock.

                                                        SHARES BENEFICIALLY OWNED
                                                        -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                 NUMBER(1)      PERCENT(2)
----------------------------------------                ----------     ----------
Kleiner Perkins Caufield & Byers(3)....................  1,135,236        6.2%
    2750 Sand Hill Road
    Menlo Park, CA 94025

Sevin Rosen Funds(4)...................................  1,431,563        7.9%
    Two Galleria Tower
    13455 Noel Road, Suite 1670
    Dallas, TX 75420

Norwest Equity Partners(5) ............................    939,578        5.2%
    2800 Piper Jaffray Tower
    222 South Ninth Street
    Minneapolis, MN  55402

TRW Inc................................................  1,346,567        7.4%
    1 Federal System Park Drive
    Fairfax, VA 22033

Arlene Harris..........................................  1,222,539        6.7%
    2704 Ocean Front Drive
    Del Mar, CA  92014

Advent International...................................  1,848,209       10.2%
    75 State Street
    Boston, MA  02109

--------------
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Percentage of ownership is calculated based on 18,114,191 shares of Common Stock outstanding on March 31, 1999, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3) Includes 1,125,998 shares held by Kleiner Perkins Caufield & Byers VII and 9,238 shares held by KPCB Information Sciences Zaibatsu Fund II.

(4) Includes 1,428,229 shares held by Sevin Rosen Fund IV L.P. and 3,334 shares held by Sevin Rosen Bayless Management Company.

(5) Includes 566,767 shares held by Norwest Equity Partners, IV and 372,811 shares held by Norwest Equity Partners, V.

               COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1999 by (i) each director and nominee named under "Election of Directors," (ii) each of the Company's officers named under "Executive Compensation and Other
Information--Summary Compensation Table" and (iii) all directors and executive officers of the Company as a group.

                                                      SHARES BENEFICIALLY OWNED
                                                      -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)               NUMBER(1)       PERCENT(2)
---------------------------------------------         ---------       ---------
Mary Ann Byrnes(3) ..........................           521,823          2.9%

Rachelle Chong(4) ...........................               500            *

Kevin R. Compton(5) .........................         1,147,625          6.3%
  2750 Sand Hill Road
  Menlo Park, CA 94025

Peter L.S. Currie(6) ........................            33,334            *

Stephen M. Dow(7) ...........................         1,439,063          8.0%
  Two Galleria Tower
  13455 Noel Road, Suite 1670
  Dallas, TX 75240

David H. Ring(8) ............................            64,338            *

Martin J. Silver(9) .........................           165,700            *

Evan J. McDowell(10) ........................           161,310            *

Thomas C. Meyer(11) .........................           172,201            *

Donald R. Oestreicher(12) ...................           148,612            *

All directors and executive officers
   as a group (13 persons)(13) ..............         4,275,949         23.6%

----------

*     Less than 1%

(1) Except as otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address for all persons named in the table is: 3408 Hillview Avenue, Palo Alto, California 94304.

(2) Percentage of ownership is based on 18,120,967 shares of Common Stock outstanding on April 31, 1999, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

(3) Includes 165,754 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999. Also includes 356,069 shares beneficially owned by the Wampler-Byrnes Family Trust. Ms. Byrnes is co-trustee and a beneficiary of the Wampler-Byrnes Family Trust. Ms. Byrnes has pledged 185,050 shares to the Company in exchange for a loan.

(4)   Includes 500 shares jointly owned by Kirk Del Prete and Rachelle Chong.
      (5) Includes 1,125,998 shares held by Kleiner Perkins Caufield & Byers VII and 9,238 shares held by KPCB Information Sciences Zaibatsu Fund II. Mr. Compton is a Director of the Company and a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Mr. Compton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 4,889 shares held by Mr. Compton and 7,500 shares issuable to Mr. Compton upon the exercise of options exercisable within 60 days of March 31, 1999.

(6) Includes 33,334 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999.

(7) Includes 1,428,229 shares held by Sevin Rosen Fund IV L.P. and 3,334 shares held by Sevin Rosen Bayless Management Company. Mr. Dow is a Director of the Company, a general partner of SRB

      Associates IV L.P., the general partner of Sevin Rosen Fund IV L.P., and an officer of Sevin Rosen Bayless Management Company. Mr. Dow disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 7,500 shares issuable to Mr. Dow upon the exercise of options exercisable within 60 days of March 31, 1999.

(8) Includes 7,526 shares held by Eureka Investments, L.P. and 6,062 shares held by the David H. Ring Charitable Remainder Unitrust. Mr. Ring is a Director of the Company, a general partner of Eureka Investments, L.P. and the trustee of the David H. Ring Charitable Remainder Unitrust. Mr. Ring disclaims beneficial ownership of the shares held by Eureka Investments, L.P. and the David H. Ring Charitable Remainder Unitrust except to the extent of his pecuniary interest therein.

(9) Includes 85,000 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999. Also includes 80,700 shares beneficially held by Martin J. Silver or Victoria H. Silver as joint tenants with right of survivorship.

(10) Includes 73,667 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999.

(11) Includes 146,534 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999.

(12) Includes 79,278 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999.

(13) Includes 897,032 shares issuable upon the exercise of options exercisable within 60 days of March 31, 1999. See also footnotes 3, 5, 7 and 8.

                              EXECUTIVE OFFICERS

      The executive officers of the Company as of March 31, 1999, are as follows:

NAME                            AGE     POSITION
----                            ---     --------
Mary Ann Byrnes................  42     Chief Executive Officer and Director
Thomas C. Meyer................  42     President and COO
Martin J. Silver...............  42     Chief Financial Officer and Secretary
Evan J. McDowell...............  52     Vice President, Sales
Donald R. Oestreicher..........  53     Vice President, Engineering
Jeanette Robinson..............  48     Vice President, Human Resources
John F. Scott..................  35     Vice President, Strategy and Business Development
David G. Thompson..............  38     Vice President, Marketing

      MARY ANN BYRNES. Ms. Byrnes, the Company's Chief Executive Officer, resigned as president of the Company in February, 1999. See "Election of Directors" for a discussion of Ms. Byrnes' business experience.

      THOMAS C. MEYER. Mr. Meyer was promoted to President in February 1999 and was also appointed COO. Mr. Meyer previously served as Vice President, Operations of the Company from April 1996 to February 1999. Before joining Corsair, Mr. Meyer was Senior Vice President of Operations at Blyth Software Inc., a software development company, from April 1994 to March 1996. Previous to that, he was Vice President and General Manager of the Customer Services Division of Pyramid Technology Corporation, a company that develops open systems servers for the commercial computing market, from January 1990 to March 1994. Mr. Meyer holds a BS in computer engineering from the University of Bridgeport in Connecticut.

      MARTIN J. SILVER. Mr. Silver has served as Chief Financial Officer and Secretary of the Company since January 1996. Mr. Silver most recently served as Chief Financial Officer and Treasurer at Superconductivity, Inc., a developer of magnets for use by utilities to store energy, from January 1993 to December 1995. Prior to that, Mr. Silver served as Chief Financial Officer and Corporate Secretary at Credence Systems Corporation, a developer of testing devices for semiconductors, from November 1988 to December 1992. Mr. Silver holds a BS in electrical engineering from Purdue University and an MBA from The University of Pennsylvania, The Wharton School of Business.

      EVAN J. MCDOWELL. Mr. McDowell has served as Vice President, Sales of the Company since January 1997. Prior to joining Corsair, Mr. McDowell was employed by Polycom, Inc., a telecommunications products company, where he served as Vice President of Sales and Marketing from November 1993 to January 1997. From March 1989 to November 1993, Mr. McDowell served as General Manager of the Voice Information Services Division at Octel Communications Corporation, a voice messaging company. Mr. McDowell holds a BS in accounting and an MBA from San Diego State University.

      DONALD R. OESTREICHER. Dr. Oestreicher has served as Vice President, Engineering of the Company since joining the Company in July 1996. Prior to joining Corsair, Dr. Oestreicher was employed by AirSoft, Inc., a software development company, where he was Vice President of Engineering from July 1995 to July 1996. Dr. Oestreicher served as Vice President, Research & Development at Blyth Software Inc., a software development company, from January 1993 to June 1995. From August 1990 to December 1992, Dr. Oestreicher was Director, Software Product Development for Dow Jones & Company Inc., a publishing company. Dr. Oestreicher holds a BS in economics from the Massachusetts Institute of Technology, a PhD in computer science from the University of Utah, and an MBA from Santa Clara University.

      JEANNETTE ROBINSON. Ms. Robinson joined the Company in January 1996 as Director of Human Resources and was promoted to Vice President, Human Resources of the Company in January 1997. Prior to joining Corsair, Ms. Robinson was employed by Cisco Systems Inc., a provider of internet-working products, where she held several human resources management and recruiting positions from June 1990 to January 1996. Ms. Robinson holds a BS in business administration and a BA in sociology from San Jose State University.

      JOHN F. SCOTT. Mr. Scott has served as Vice President, Strategy and Business Development of the Company since January 1995. Prior to joining Corsair, Mr. Scott served as Director of Marketing Strategy and Marketing Product Manager at Bay Area Cellular Telephone Company from September 1992 to January 1995. Mr. Scott served as a consultant with Boston Consulting Group, a consulting firm, from August 1990 to March 1992, and served as an independent consultant from April 1992 to September 1992. Mr. Scott holds a BA in economics from Claremont McKenna College and an MBA from Harvard Business School.

      DAVID G. THOMPSON. Mr. Thompson has served as Vice President, Marketing of the Company since January 1995. Mr. Thompson also served as Vice President, Sales of the Company from January 1995 to January 1997. Prior to joining Corsair, Mr. Thompson served as Director of Marketing at Digital Pictures, Inc., a software development company, from August 1994 to January 1995. Previous to that, he was Director of Marketing and Manager of Marketing Strategy at Bay Area Cellular Telephone Company from March 1992 to August 1994. Mr. Thompson holds a AB in economics from Harvard University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table sets forth information concerning the aggregate compensation paid by the Company to the Company's President and Chief Executive Officer and to the four additional most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company for the years ended December 31, 1996 and 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                             ANNUAL COMPENSATION                         AWARDS
                                -------------------------------------------------    --------------
                                                                        OTHER          SECURITIES           ALL
NAME AND                                                                ANNUAL         UNDERLYING          OTHER
PRINCIPAL POSITION              YEAR(1)   SALARY(2)      BONUS       COMPENSATION    OPTIONS/SARS(#)    COMPENSATION
---------------------------     -------   ---------     --------     ------------    ---------------    ------------
MARY ANN BYRNES                  1998     $190,793      $157,059       $  -0-            165,754              --
President and Chief              1997      176,261        79,076          -0-             84,421              --
Executive Officer and            1996      165,000        82,500          -0-             66,667              --
Director

EVAN J. MCDOWELL                 1998      109,210       110,336(3)       -0-             73,667              --
Vice President, Sales            1997       95,513        33,370          -0-                 --              --
                                 1996           --            --          -0-                 --              --

MARTIN J. SILVER                 1998      165,603        92,340          -0-             85,000          12,157(4)
Chief Financial Officer and      1997      153,118        67,823          -0-             20,000          12,750(5)
Secretary                        1996      140,000        55,800          -0-             20,000              --

DONALD R. OESTREICHER            1998      163,183        46,250          -0-             60,000              --
Vice President, Engineering      1997      144,284        65,570          -0-             23,330              --
                                 1996           --            --          -0-             93,334              --

THOMAS C. MEYER                  1998      142,528        36,500          -0-             71,534              --
President and COO                1997      127,650        58,590          -0-             19,196              --
                                 1996           --            --          -0-             40,001              --

----------

(1) Pursuant to Instruction to Item 402(b) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to 1996 has not been included as the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the information has not been previously reported to the Commission in response to a filing requirement.

(2)   Includes amounts deferred pursuant to the Company's 401(k) Plan.

(3)   Earned as commissions while serving as Vice President of Sales

(4) Represents forgiveness of $10,000 of principal and approximately $2,157 of interest of a loan made in connection with Mr. Silver's relocation to the Palo Alto, California area.

(5) Represents forgiveness of $10,000 of principal and approximately $2,750 of interest of a loan made in connection with Mr. Silver's relocation to the Palo Alto, California area.

Stock Options

      The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 1998. The Company did not grant any stock appreciation rights ("SARs") during the year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential
                                                                                                    Realizable Value
                                     Number of        % of                                     at Assumed Rates of Stock
                                    Securities     Total Options                                Price Appreciation for
                                    Underlying      Granted to       Exercise                       Option Term(4)
                                     Options       Employees in      Price Per   Expiration    -----------------------
Name                                Granted(1)    Fiscal Year(2)     Share(3)       Date          5%             10%
----                                ----------    --------------     --------    ----------    --------       --------
Mary Ann Byrnes.................       50,000         2.46%            $3.00     09/11/2008    $ 94,334       $239,061
                                      115,754         5.70%            $5.13     12/11/2008    $373,449       $946,393

Evan J. McDowell, Jr............       30,000         1.48%            $3.00     09/11/2008    $ 56,600       $143,437
                                       43,667         2.15%            $5.13     12/11/2008    $140,880       $357,017

Martin J. Silver................       35,000         1.72%            $3.00     09/11/2008    $ 66,034       $167,343
                                       50,000         2.46%            $5.13     12/11/2008    $161,311       $408,795

Donald R. Oestreicher...........       30,000         1.48%            $3.00     09/11/2008    $ 56,600       $143,437
                                       30,000         1.48%            $5.13     12/11/2008    $ 96,787       $245,277

Thomas C. Meyer.................       30,000         1.48%            $3.00     09/11/2008    $ 56,600       $143,437
                                       41,534         2.05%            $5.13     12/11/2008    $133,998       $339,578

----------

(1) The rights of the optionees vest at various times over a four-year period. While the options are fully exercisable upon grant, any shares purchased by the optionee which do not vest prior to the termination of the optionee's employment may be repurchased by the Company at cost. In accordance with the terms of the 1997 Stock Incentive Plan under which the options were granted, all rights of the optionee will accelerate and vest in full upon an acquisition of the Company unless the options are assumed or replaced by or the Company's repurchase rights are assigned to the acquiring corporation. Under the terms of the 1997 Stock Incentive Plan, following any acquisition of the Company in which the rights of the optionees do not accelerate and vest in full, the rights of each optionee shall accelerate and vest (or the Company's repurchase rights will lapse in the case of exercised options) with respect to one-half of the then unvested shares if the employment of the optionee is involuntarily terminated within one year of the acquisition.

(2) The Company granted options to purchase a total of 2,029,748 shares to employees in fiscal year 1998. Options for 821,195 of those shares represented options issued in replacement of higher-priced options for the same number of shares which were cancelled as part of the October and December cancellation/regrant programs.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board, considering all relevant factors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The fair market value of shares of Common Stock is determined in accordance with certain provisions of the 1997 Stock Incentive Plan based on the closing selling price of a share of Common Stock on the date in question on the Nasdaq National Market. If shares of the Common Stock are neither listed or admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. The price used for computing this appreciation is the exercise price of the options, not the price of Common Stock in this Offering. There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level.

      Option Exercises and Unexercised Option Holdings. The following table provides information concerning option exercises during 1998 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1998. No SARs were exercised during 1998 or outstanding as of December 31, 1998.

       AGGREGATE OPTION EXERCISES IN 1998 AND 1998 YEAR-END OPTION VALUES


                                                        Number of Securities
                                                            Underlying                 Value of Unexercised
                          Shares                       Unexercised Options at           in-the-Money Options
                         Acquired                        December 31, 1998             at December 31, 1998(3)
                            on          Value      ------------------------------   -----------------------------
Name                     Exercise    Realized(1)   Exercisable(2)   Unexercisable   Exercisable(2)  Unexercisable
----                     --------    -----------   --------------   -------------   --------------  -------------
Mary Ann Byrnes........     0            $0            165,754             0           $100,000           0
Evan J. McDowell, Jr...     0            $0             73,667             0           $ 60,000           0
Martin J. Silver.......     0            $0             85,000             0           $ 70,000           0
Donald R. Oestreicher..     0            $0             79,278             0           $ 60,000           0
Thomas C. Meyer........     0            $0            146,534             0           $232,804           0

---------------------

(1) "Value realized" is calculated on the basis of the fair market value of the Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock, and does not take into account that some of such shares are subject to rights of repurchase on the part of the Company which lapse at various times over four years after the date of grant.

(2) The options are immediately exercisable; however, any shares purchased upon exercise may be subject to rights of repurchase on the part of the Company which lapse at various times over four years after the date of grant.

(3) "Value" is defined as fair market price of the Common Stock at fiscal year-end ($5.00) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Compensation Committee is an officer or employee of the Company. No interlocking relationship exists between the Company's Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

      Options granted to Named Executive Officers are immediately exercisable; however, any shares purchased upon exercise are subject to rights of repurchase on the part of the Company that generally expire over four or five years from the date of option grant. In accordance with the terms of the 1996 Stock Option/Stock Issuance Plan and the 1997 Officer Stock Option Plan under which options were granted to Named Executive Officers, all of the Named Executive Officers' options will immediately vest and the Company's repurchase rights will immediately lapse with respect to shares held by the Named Executive Officers upon an acquisition of the Company, unless the options are assumed or replaced by, or the Company's repurchase rights are assigned to, the acquiring entity. Following any acquisition of the Company in which options remain subject to vesting and repurchase rights do not lapse in the manner provided above, 50% of a Named Executive Officer's options will vest and the repurchase rights with respect to 50% of such Named Executive Officer's shares will lapse if the employment of the Named Executive Officer is involuntarily terminated within 18 months of the acquisition.

      Notwithstanding anything to the contrary set forth in the Company's previous filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchanges Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 30 shall not be incorporated into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee presents this report regarding compensation for the Company's executive officers and the Chief Executive Officer of the Company.

      GENERAL COMPENSATION POLICY. The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires achieving specific Company milestones and developing and ultimately marketing superior products that provide cost-effective solutions for the wireless communications industry. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to create, develop, manufacture and market such products.

      The Company compensates its executive officers with a combination of salary and incentives designed to focus and balance their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

            -     Base Salary

            -     Annual Incentives

            -     Long-term Incentives

            -     Benefits

      Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity in similar industries.

      BASE SALARY. Base salary and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size and complexity in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level broadly in line with the median of the salaries of officers in comparative companies. The Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of stockholder value and achievement of specific Company milestones. Certain of the companies contained in the survey on which this Compensation Committee relied are included in the indices used to compare shareholder returns in the Stock Performance Graph.

      ANNUAL INCENTIVES. Annual Incentives are paid in accordance with an annual Incentive Compensation Plan. Bonus awards are set at a level competitive among peer group companies and early-stage high growth technology companies. Potential cash incentive compensation paid under this plan is set as a significant percentage of each officers' base salary. All of the incentive compensation is directly tied to performance and is at risk. Each officer earns incentive compensation based upon a mix of Company performance and personal performance. Company performance is measured by achievement of specific Company milestones. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon both an objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance or personal performance unless specific Company and individual goals are achieved during the fiscal year. In 1997, incentive compensation earned by officers was approximately 45% of base salary.

      LONG-TERM INCENTIVE. Long-term incentive compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its stockholders. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current and expected future contributions to the business and vesting position. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership, motivation to remain with the Company and incentive to increase stockholder value.

      BENEFITS. Benefits offered to the Company's officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees.

      CEO COMPENSATION

      In setting compensation payable to the Company's Chief Executive Officer, Ms. Byrnes, we have sought to be competitive with companies of similar size and complexity in similar industries. Ms. Byrnes' incentive compensation under the Company's annual Incentive Compensation Plan is entirely dependent upon the Company's performance and our evaluation of her personal contribution to the Company's performance. No incentive compensation is paid to Ms. Byrnes unless progress is made toward specific Company goals or these goals are achieved during the fiscal year. In 1998, incentive compensation earned by Ms. Byrnes was approximately 82% of base salary.

SPECIAL OPTION REGRANT PROGRAM TO NON-OFFICER EMPLOYEES

      During the 1998 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program for all employees of the Company, excluding the executive officers. Accordingly, on October 2, 1998, each non-officer employee was given the opportunity to surrender his or her outstanding options under the Plan with exercise prices in excess of $3.00 per share in return for a new option grant for the same number of shares but with a lower exercise price of $2.88 per share, the fair market value per share of the Company's Common Stock on the regrant date. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

      The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Compensation Committee felt that the Company's ability to retain employees would be significantly impaired, unless value was restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she continues in the Company's employ for six months after the regrant.

      As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between these interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

SPECIAL OPTION REGRANT PROGRAM TO EXECUTIVE OFFICERS

      During the 1998 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program for the executive officers of the Company. Accordingly, on December 15, 1998, each executive officer was given the opportunity to surrender his or her outstanding options under the Plan with exercise prices in excess of $3.00 per share in return for a new option grant for the same number of shares but with a lower exercise price of $5.13 per share, the fair market value per share of the Company's Common Stock on the regrant date. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

      The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each executive officer and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Compensation Committee felt that the Company's ability to retain executive officers would be significantly impaired, unless value was restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. Accordingly, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she continues in the Company's employ for eleven months after the regrant.

      As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between these interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed that limit. In addition, the Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under the Plan with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

      We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of Corsair or any of its subsidiaries.

      Submitted by the Compensation Committee of the Company's Board of Directors.

PERFORMANCE GRAPH

      The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Computer Data and Processing Index ("Nasdaq Computer Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Computer Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The companies comprising the Nasdaq Computer Index are available upon written request to Investor Relations at the Company's executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

                                     7/29/97        12/31/97         12/31/98
                                     -------        --------         --------
Corsair Communications, Inc.           100             108              33
NASDAQ Stock Market (U.S.)             100             100             139
NASDAQ Computer Manufacturing          100              91             198

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Since its formation in December 1994, the Company has issued, in private placement transactions, shares of its Preferred Stock (as adjusted in price and number of shares to show the number of shares of Common Stock into which the Preferred Stock was automatically converted upon the completion of the Company's initial public offering of its Common Stock) as follows: 5,413,340 shares of Series A Preferred Stock at a price of $3.00 per share in December 1994; 1,328,084 shares of Series B Preferred Stock at a price of $6.65 per share in October 1995; 2,424,864 shares of Series C Preferred Stock at a price of $8.25 per share in October 1996; and 266,668 shares of Series D Preferred Stock at a price of $11.25 per share in March 1997. The purchasers of Preferred Stock include, among others, the following Directors and holders of more than five percent of the Company's outstanding stock and their respective affiliates:

                                                                      Preferred Stock
                                                         ---------------------------------------------      Total
Executive Officers, Directors and 5% Stockholders        Series A    Series B    Series C     Series D   Consideration
-------------------------------------------------        --------    --------    --------     --------   -------------
Kevin R. Compton(1)..................................    1,333,334    248,308     121,212        --       $6,650,001
Stephen M. Dow(2)....................................    1,333,334     37,624      60,606        --        4,750,002
David H. Ring(3).....................................           --      7,526       6,062        --          100,002
Entities affiliated with Kleiner Perkins
   Caufield & Byers(1)...............................    1,333,334    248,308     121,212        --        6,650,001
Entities affiliated with Sevin Rosen Funds(2)........    1,333,334     37,624      60,606        --        4,750,002
Entities affiliated with Norwest Equity Partners(4)..    1,066,768    165,538     207,274        --        6,010,300
TRW Inc.(3)..........................................    1,346,568         --          --        --        4,039,700

---------------

(1) Includes 1,693,616 shares purchased by Kleiner Perkins Caufield & Byers VII and 9,238 shares purchased by KPCB Information Sciences Zaibatsu Fund
      II. Mr. Compton is a Director of the Company and a general partner of each of Kleiner Perkins Caufield & Byers VII and KPCB Information Sciences Zaibatsu Fund II. Mr. Compton disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(2) Includes 1,428,230 shares purchased by Sevin Rosen Fund IV L.P. and 3,334 shares purchased by Sevin Rosen Bayless Management Company. Mr. Dow is a Director of the Company, a general partner of SRB Associates IV L.P., the general partner of Sevin Rosen Fund IV L.P., and an officer of Sevin Rosen Bayless Management Company. Mr. Dow disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3) Includes 7,526 shares purchased by Eureka Investments, L.P. and 6,062 shares purchased by the David H. Ring Charitable Remainder Unitrust. Mr. Ring is a director of the Company, a general partner of Eureka Investments, L.P. and the trustee of the David H. Ring Charitable Remainder Unitrust. Mr. Ring disclaims beneficial ownership of the shares held by Eureka Investments, L.P. and the David H. Ring Charitable Remainder Unitrust except to the extent of his pecuniary interest therein.

(4) Includes 1,066,768 shares purchased by Norwest Equity Partners, IV and 372,812 shares purchased by Norwest Equity Partners, V.

      Holders of Preferred Stock are entitled to certain registration rights with respect to the Common Stock issued or issuable upon conversion thereof.

      In December 1994, the Company sold 5,413,340 shares of its Series A Preferred Stock to ESL Incorporated ("ESL"), a subsidiary of TRW Inc., and various venture capital funds, including funds which are principal stockholders of the Company and/or are affiliated with directors of the Company, in a private placement pursuant to which the Company received $13,240,000 and various promissory notes in the aggregate principal amount of $3,000,000, bearing interest at a rate of 6.34% per annum. All principal and interest accrued with respect to the notes has been repaid to the Company and the notes have been cancelled.

      In December 1994, the Company purchased from ESL certain in-process research and development and assets relating to wireless telecommunications fraud prevention, including its rights and obligations under a certain Development and License Agreement with AirTouch Communications, Inc. (the "Acquired Technology"), in exchange for $6,240,000 and a promissory note in the principal amount of $3,000,000 bearing interest at a rate of 6.66% per annum (the "$3,000,000 Note"). In connection with its purchase of the Acquired Technology, the Company also obtained a perpetual license with respect to certain trade secrets and know-how related to the Acquired Technology for use in the fields of wireless telecommunications, transportation and systems integration

(the "License"). The price of the Acquired Technology and the License was determined based on negotiations between the Company and ESL, and was not fixed based on a third party's independent appraisal. All principal and interest with respect to the $3,000,000 Note has been repaid by the Company and the $3,000,000 Note has been cancelled.

      In December 1994, in connection with the purchase of the Acquired Technology, the Company entered into an Assignment and Assumption Agreement with ESL providing for the assignment to the Company of and the assumption by the Company of all of ESL's right, title and interest under a certain lease with Westminster Management Corporation (the "Lease") with respect to a certain facility located at 207 East Java Drive in Sunnyvale, California.
The Lease expired on February 15, 1995.

      In April 1996, the Company made a loan in the amount of $100,000 to Martin
J. Silver, the Chief Financial Officer of the Company, which loan is represented by two promissory notes, each in the principal amount of $50,000, and was secured pursuant to a Deed of Trust by Mr. Silver's residence. Both promissory notes bore annual interest at the greater of 5.5% or the lowest applicable federal rate of interest as published by the Internal Revenue Service. One of the promissory notes was to be forgiven at a rate of 20% per year on each anniversary date of such note for so long as Mr. Silver continued to be employed as a full-time employee of the Company, and otherwise the outstanding principal and accrued interest with respect to such note was due and payable upon the expiration of the 60-day period following the date Mr. Silver ceases to be a full-time employee of the Company. Both of these promissory notes have been repaid by Mr. Silver in full.

      In November 1996, the Company made a loan in the amount of $200,000 bearing interest at the rate of 7% per annum to Mary Ann Byrnes, the President and Chief Executive Officer of the Company, which loan was represented by a promissory note and was secured pursuant to a pledge agreement by 370,101 shares of Common Stock of the Company held by Ms. Byrnes. Ms. Byrnes has repaid the principal and interest due under this note and the Company has released the pledged shares.

      All of the Company's officers are employed by the Company at will. The Company has entered into indemnification agreements with each of its directors and executive officers.

      The Company believes that all of the transactions set forth above were initially made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company expects that all future transactions between the Company and its officers, directors and principal stockholders and their affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, as well as by a majority of the independent and disinterested directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no Form 5s were required, Corsair believes that, during the period from January 1, 1998 through December 31, 1998, all reporting requirements under Section 16(a) were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners except for Mary Ann Byrnes, Evan J. McDowell, Jr., Thomas C. Meyer, Donald R. Oestreicher, Walter Price, Jeannette D. Robinson, John Scott, Martin J. Silver and David Thompson for transactions that occurred during February 1998. These Form 4s were required to be filed by March 10, 1998, but were filed on March 11, 1998.

                 STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received no later than January 11, 2000, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than March 26, 2000.

                                  ANNUAL REPORT

      A copy of the Annual Report of the Company for the 1998 fiscal year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

      THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT APRIL 9, 1999. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS, WITHOUT CHARGE, BY WRITING TO MARTIN J. SILVER, CHIEF FINANCIAL OFFICER AND DIRECTOR OF FINANCE AND ADMINISTRATION OF THE COMPANY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 3408 HILLVIEW AVENUE, PALO ALTO, CALIFORNIA 94304.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                    By Order of the Board of Directors

                                    /s/ MARTIN J. SILVER

Dated:  May 10, 1999                Martin J. Silver
                                    Secretary

                                                                      Appendix A


                          CORSAIR COMMUNICATIONS, INC.

                            1997 STOCK INCENTIVE PLAN


                                   ARTICLE ONE

                               GENERAL PROVISIONS

     I.   PURPOSE OF THE PLAN

          This 1997 Stock Incentive Plan is intended to promote the interests of Corsair Communications, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

          Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          A. The Plan shall be divided into four separate equity programs:

               - the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

               - the Salary Investment Option Grant Program under which eligible employees may elect to have a portion of their base salary invested each year in special option grants,

               - the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

               - the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

          B. The provisions of Articles One and Six shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

     III.  ADMINISTRATION OF THE PLAN

          A. Prior to the Section 12 Registration Date, the Discretionary Option Grant and Stock Issuance Programs shall be administered by the Board. Beginning with the Section 12 Registration Date, the Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and shall have sole and exclusive authority to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

          B. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

          C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

          D. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs under its jurisdiction or any option or stock issuance thereunder.

          E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

          F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under this program.

     IV.  ELIGIBILITY

          A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

               (i) Employees,

               (ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

               (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

          B. Only Employees who are Section 16 Insiders and other highly compensated Employees shall be eligible to participate in the Salary Investment Option Grant Program.

          C. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine,
(i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive option grants, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive stock issuances, the time or times when such issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

          D. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

          E. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members who are elected or appointed to the Board after the Effective Date. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of the Plan is 3,337,633 shares of Common Stock. Such share reserve includes an increase of 750,000 shares authorized by the Board on March 25, 1999, subject to stockholder approval at the 1999 Annual Meeting. On the first day of each calendar year, beginning with the 1998 calendar year, the share reserve for the Plan will increase by an amount equal to 2.0% of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year. The additional shares will also require registration with the SEC on a Form S-8 Registration Statement and may be used only for the grant of non-statutory stock options.

          B. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1997 calendar year.

          C. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

          D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

     I.   OPTION TERMS

          Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   EXERCISE PRICE.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

          2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Six and the documents evidencing the option, be payable in one or more of the forms specified below:

               (i) cash or check made payable to the Corporation,

               (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

               (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. EXERCISE AND TERM OF OPTIONS. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

          C.   EFFECT OF TERMINATION OF SERVICE.

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

               (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

               (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

               (iii) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

               (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

               2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                    (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                    (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

          F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, subject to the express terms of the Option Agreement, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime with the prior consent of the Plan Administrator. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

          A. ELIGIBILITY. Incentive Options may only be granted to Employees.

          B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

          C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. All outstanding repurchase rights shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

          E. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          F. The Plan Administrator shall have full power and authority to grant options under the Discretionary Option Grant Program which will automatically accelerate in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen
(18) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully- vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate, and the shares subject to those terminated repurchase rights shall accordingly vest in full.

          G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

          H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plans) and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date.

     V.   STOCK APPRECIATION RIGHTS

          A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

          B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

                    (i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

                    (ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                    (iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

          C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

                    (i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

                    (ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for vested shares of Common Stock. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock which are at the time vested under each surrendered option (or surrendered portion thereof) over (B) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

                    (iii) Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

                    (iv) The balance of the option (if any) shall remaining outstanding and exercisable in accordance with the documents evidencing such option.

                                  ARTICLE THREE

                     SALARY INVESTMENT OPTION GRANT PROGRAM

     I.   OPTION GRANTS

          The Primary Committee shall have the sole and exclusive authority to determine the calendar year or years (if any) for which the Salary Investment Option Grant Program is to be in effect and to select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for those calendar year or years. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Ten Thousand Dollars ($10,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program as soon as possible after the start of the calendar year for which the salary reduction is to be in effect. All grants under the Salary Investment Option Grant Program shall be at the sole discretion of the Primary Committee.

     II.  OPTION TERMS

          Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

          A.   EXERCISE PRICE.

               1. The exercise price per share shall be equal to the excess of
(i) the Fair Market Value of the Common Stock on the option grant date, over
(ii) the amount of the approved Salary Reduction divided by the number of shares subject to the Option.

               2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

               X = A/(B x C), where

               X is the number of option shares,

               A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, B is the Fair Market Value per share of Common Stock on the option grant date, and

               C is a percentage between 33 1/3% and 66 2/3% fixed by the Plan Administrator, in its sole discretion, for purposes of the Salary

               Investment Option Grant Program with respect to options to be granted during the current year of the Plan.

          C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

          D. EFFECT OF TERMINATION OF SERVICE. Should the Optionee cease Service for any reason while holding one or more options under this Article Three, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Service. Should the Optionee die while holding one or more options under this Article Three, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Service (less any shares subsequently purchased by Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Service. However, the option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     III. CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. In the event of any Corporate Transaction while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation (or parent thereof) in the Corporate Transaction and shall remain exercisable for the fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

          B. In the event of a Change in Control while the Optionee remains in Service, each outstanding option held by such Optionee under this Salary Investment Option Grant Program shall automatically accelerate so that each such option shall immediately become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Any options not exercised prior to the Change in Control may be repurchased by the Corporation at the time of the Change in Control at a repurchase price equal to the salary reduction incurred in connection with the issuance of the option. Any option which is neither exercised or repurchased shall remain so exercisable until the earlier or (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of the Optionee's cessation of Service.

          C. The grant of options under the Salary Investment Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     IV.  REMAINING TERMS

          The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

     I.   STOCK ISSUANCE TERMS

          Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below.

          A.   PURCHASE PRICE.

               1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

               2. Subject to the provisions of Section I of Article Six, shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

                    (i) cash or check made payable to the Corporation, or

                    (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

          B.   VESTING PROVISIONS.

               1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be attained,

                    (ii) the number of installments in which the shares are to vest,

                    (iii) the interval or intervals (if any) which are to lapse between installments, and

                    (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.

          2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

          3. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

          4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the

Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

          5. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

          A. All of the Corporation's outstanding repurchase/cancellation rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase/cancellation rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or
(ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

          B. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase/cancellation rights are assigned to the successor corporation (or parent thereof).

          C. The Plan Administrator shall have the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation's repurchase/cancellation rights remain outstanding under the Stock Issuance Program, to provide that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant's Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control.

     III. SHARE ESCROW/LEGENDS

          Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE

                         AUTOMATIC OPTION GRANT PROGRAM

     I.   OPTION TERMS

          A. GRANT DATES. On the date of each Annual Stockholders Meeting held after 1997, option grants shall be made to each Eligible Director who is a member of the Board immediately after that particular Annual Meeting. Each automatic option grant shall be a Non-Statutory Option. The number of shares of Common Stock subject to the option shall be equal to 1,500 shares. There shall be no limit on the number of such automatic option grants any one Eligible Director may receive over his or her period of Board service, and non-employee Board members who have previously been in the employ of the Corporation (or any Parent or Subsidiary) or who have otherwise received a stock option grant from the Corporation prior to the Effective Date shall be eligible to receive one or more such annual option grants over their period of continued Board service.

          B. EXERCISE PRICE.

               1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

               2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

          C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

          D. EXERCISE AND VESTING OF OPTIONS. Each option shall be only with respect to option shares with respect to which the automatic option grant has become vested. Provided that the non-employee director continues to be a Member of the Board, each automatic option grant shall vest in twelve equal monthly installments commencing with the date which is one month after the date of the Annual Meeting to which the option grant relates. No portion of the automatic option grant shall vest after the optionee has ceased to be a member of the Board.

          E. TERMINATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                    (i) The Optionee (or, in the event of Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve
     (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                    (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                    (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                    (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)- month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

     II.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

          A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          B. In connection with any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the

Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

          C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic option grants. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required in connection with such option surrender and cash distribution.

          D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

          E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     III. REMAINING TERMS

          The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                   ARTICLE SIX

                                  MISCELLANEOUS

     I.   FINANCING

          The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

     II.  TAX WITHHOLDING

          A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

          B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

               Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

               Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

     III. EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective immediately upon the Plan Effective Date. However, the Salary Investment Option Grant Program shall not be implemented until such time as the Primary Committee may deem appropriate. Options may be granted under the Discretionary Option Grant or Automatic Option Grant Program at any time on or after the Plan Effective Date. However, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation's stockholders. If such stockholder approval is not obtained within twelve

(12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

          B. The Plan shall serve as the successor to the Predecessor Plans, and no further option grants or direct stock issuances shall be made under the Predecessor Plans after the Section 12 Registration Date. All options outstanding under the Predecessor Plans on the Section 12 Registration Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

          C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions and Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plans which do not otherwise contain such provisions.

          D. The Plan shall terminate upon the earliest of (i) the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such plan termination, all outstanding option grants and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

     IV.  AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval if so determined by the Board or pursuant to applicable laws or regulations.

          B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained any required approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

                  C. On March 25, 1999, the Board amended the Plan to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 2,587,633 shares to 3,337,633 shares. This amendment is subject to stockholder approval at the 1999 Annual Meeting. Until such stockholder approval is obtained, any options granted on the basis of the amendment shall not become exercisable in whole or in part, and those options shall terminate without ever becoming exercisable for the option shares. All option grants and direct stock issuances made prior to the amendment shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in this amendment shall be deemed to modify or in any way affect those outstanding options or issuances.

     V.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     VI.  REGULATORY APPROVALS

          A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

          B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

     VII. NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

          The following definitions shall be in effect under the Plan:

     A. AUTOMATIC OPTION GRANT PROGRAM shall mean the automatic option grant program in effect under the Plan.

     B. BOARD shall mean the Corporation's Board of Directors.

     C. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

               (i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

               (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

     D. CODE shall mean the Internal Revenue Code of 1986, as amended.

     E. COMMON STOCK shall mean the Corporation's common stock.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

               (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

               (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Corsair Communications, Inc., a Delaware corporation, and its successors.

     H. DISCRETIONARY OPTION GRANT PROGRAM shall mean the discretionary option grant program in effect under the Plan.

     I. ELIGIBLE DIRECTOR shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

     J. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     K. EXERCISE DATE shall mean the date on which the Corporation shall have received written notice of the option exercise.

     L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

               (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as such price is reported on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

               (iv) For purposes of any option grants made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

     M. HOSTILE TAKE-OVER shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

     N. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

     O. INVOLUNTARY TERMINATION shall mean the termination of the Service of any individual which occurs by reason of:

               (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

               (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

     P. MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the

Corporation (or any Parent or Subsidiary).

     Q. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. OPTIONEE shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant or the Automatic Option Grant Program.

     T. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     U. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     V. PERMANENT DISABILITY OR PERMANENTLY DISABLED shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     W. PLAN shall mean the Corporation's 1997 Stock Incentive Plan, as set forth in this document.

     X. PLAN ADMINISTRATOR shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

     Y. PLAN EFFECTIVE DATE shall mean the date on which the Plan was adopted by the Board.

     Z. PREDECESSOR PLANS shall mean the Corporation's 1995 and 1996 Stock Option/Stock Issuance Plans and 1997 Officer Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

     AA. PRIMARY COMMITTEE shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and to administer the Salary Investment Option Grant Program with respect to all eligible individuals.

     AB. SALARY INVESTMENT OPTION GRANT PROGRAM shall mean the salary investment option grant program in effect under the Plan.

     AC. SECONDARY COMMITTEE shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     AD. SECTION 12 REGISTRATION DATE shall mean the date on which the Common Stock is first registered under Section 12(g) or Section 15 of the 1934 Act.

     AE. SECTION 16 INSIDER shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     AF. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     AG. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

     AH. STOCK ISSUANCE AGREEMENT shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

     AI. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under the Plan.

     AJ. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AK. TAKE-OVER PRICE shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

     AL. TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

     AM. 10% STOCKHOLDER shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     AN. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

     AO. UNDERWRITING DATE shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

                                                                      Appendix B


                          CORSAIR COMMUNICATIONS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

     I.   PURPOSE OF THE PLAN

          This Employee Stock Purchase Plan is intended to promote the interests of Corsair Communications, Inc., a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

    II.   ADMINISTRATION OF THE PLAN

          The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

   III.   STOCK SUBJECT TO PLAN

          A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued in the aggregate over the term of the Plan shall not exceed Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares.

          B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable in the aggregate under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

   IV.    OFFERING PERIODS

          A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

          B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. However, the initial offering period shall commence on the Effective Date and terminate on the last business day in July 1999. The next offering period shall commence on the first business day in August 1999, and subsequent offering periods shall commence on dates designated by the Plan Administrator.

          C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. However, the initial Purchase Interval in effect under the initial offering period shall commence on the Effective Date and terminate on the last business day in January 1998.

          D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate with the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day. The new offering period shall have a duration of twenty-four (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

    V.    ELIGIBILITY

          A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

          B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

          C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

          D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

    VI.   PAYROLL DEDUCTIONS

          A. Prior to the start date of each offering period, the Plan Administrator shall determine the percentage of Base Salary which may be applied by each Participant to the acquisition of shares of Common Stock under the Purchase Plan during such offering period. Such percentage may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). In no event shall the Plan Administrator change the rate of payroll deduction established for an offering period.

          B. The deduction rate nominated by the Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

               (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

               (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the maximum percentage established by the Plan Administrator for that offering period) shall become effective on the start date of the first Purchase Interval following the filing of such form.

          C. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

          D. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

          E. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

   VII.   PURCHASE RIGHTS

          A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

          B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

          C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall not be less than eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

          D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

          E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of

Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

          F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

               (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

               (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

               (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

          G. CORPORATE TRANSACTION. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

          The Corporation shall use its best efforts to provide at least ten
(10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

          H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the aggregate number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

          I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

          J. SHAREHOLDER RIGHTS. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

  VIII.   ACCRUAL LIMITATIONS

          A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

          B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

               (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

               (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

          C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

          D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

   IX.    EFFECTIVE DATE AND TERM OF THE PLAN

          A. The Plan shall become effective on the Effective Date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such shareholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

          B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2007, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

   X.     AMENDMENT OF THE PLAN

          The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Board may not, without the approval of the Corporation's shareholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

   XI.    GENERAL PROVISIONS

          A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

          B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

          C. The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

                                   SCHEDULE A

                          CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN

                          Corsair Communications, Inc.
                           Subscriber Computing, Inc.

                                    APPENDIX

          The following definitions shall be in effect under the Plan:

          A. BASE SALARY shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan, determined prior to any deductions for any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

          B. BOARD shall mean the Corporation's Board of Directors.

          C. CODE shall mean the Internal Revenue Code of 1986, as amended.

          D. COMMON STOCK shall mean the Corporation's common stock.

          E. CORPORATE AFFILIATE shall mean any "parent" or "subsidiary" corporation of the Corporation, whether now existing or subsequently established. "Parent" and "subsidiary" shall be determined as follows:

          (i) "parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and

          (ii) "subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          F. CORPORATE TRANSACTION shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

            (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

            (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

          G. CORPORATION shall mean Corsair Communications, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Corsair Communications, Inc. which shall by appropriate action adopt the Plan.

          H. EFFECTIVE DATE shall mean the date on which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

          I. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

          J. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Date.

          K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            (iii) For purposes of the initial offering period which begins at the Effective Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

          L. 1933 ACT shall mean the Securities Act of 1933, as amended.

          M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

          N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

          O. PLAN shall mean the Corporation's 1997 Employee Stock Purchase Plan, as set forth in this document.

          P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

          Q. PURCHASE DATE shall mean the last business day of each Purchase Interval. The initial Purchase Date shall be January 30, 1998.

          R. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant. The initial Purchase Interval, however, shall end on January 30, 1998.

          S. SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

          T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

          U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                          CORSAIR COMMUNICATIONS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Mary Ann Byrnes and Martin J. Silver jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Corsair Communications, Inc. to be held on Wednesday, June 16, 1999, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4

1.      Election of Directors:

        Nominees:     Stephen M. Dow and Rachelle Chong will stand for
                      election to the Board for terms to expire in 2002.

        [ ] Vote FOR all nominees above (except as withheld in the space below)
        [ ] Vote WITHHELD from all nominees

        Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

        ------------------------------------------------------------------------

2.      Ratification of Accountants:

        Ratification and approval of the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 1998.

        [ ]  Vote FOR             [ ]  Vote AGAINST              [ ]   ABSTAIN

3.      Approval of amendments to 1997 Stock Incentive Plan:

        to increase the authorized number of shares of common stock available for issuance under such plan from 2,587,633 to 3,337,633 and to change the term of the options granted under the Automatic Option Grant Program from 10 years to 5 years with such options to be fully vested upon grant.

        [ ]  Vote FOR             [ ]  Vote AGAINST              [ ]   ABSTAIN

4.      Approval of amendment to Employee Stock Purchase Plan:

        Amendment of the 1997 Employee Stock Purchase Plan to increase the authorized number of shares of Common Stock available for issuance under such plan from 266,667 to 666,667.

        [ ]  Vote FOR             [ ]  Vote AGAINST              [ ]   ABSTAIN


                     (Please sign and date on reverse side)

         UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                                             Dated:                   , 19
                                                   -------------------    --

                                             ----------------------------------
                                             Signature of Stockholder

                                             ----------------------------------
                                             Printed Name of Stockholder

                                             ----------------------------------
                                             Title (if appropriate) Please sign
                                             exactly as name appears hereon. If
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such,
                                             and, if signing for a corporation,
                                             give your title. When shares are in
                                             the names of more than one person,
                                             each should sign.


            CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]